Exhibit 99.1

Index to Financial Statements of SyynX Solutions GmbH

Audited Financial Statements of SyynX Solutions GmbH

Unaudited Financial Statements of SyynX Solutions GmbH

REPORT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors of Collexis Holdings, Inc.

We have audited the accompanying balance sheets of SyynX Solutions GmbH (“the Company”) as of December 31, 2006, and 2005, and the related statements of operations, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SyynX Solutions GmbH as of December 31, 2006, and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Rödl & Partner GmbH
Wirtschaftsprüfungsgesellschaft
Steuerberatungsgesellschaft

Nürnberg, Germany
January 4, 2008

SyynX Solutions GmbH
Balance Sheets

	As of December 31,
	2006	2005
Assets
Current assets
Cash and cash equivalents	$205,396	$103,730
Accounts receivable, net of allowance for doubtful
accounts of $2,377 and $4,869, respectively	328,136	182,971
Other current asset	31,773	12,613
Total current assets	565,305	299,314

Property, plant and equipment, net of accumulated
depreciation of $26,874 and $9,793, respectively	38,490	19,498

Intangible assets, net of accumulated amortization of
$149,622 and $93,385, respectively	129,291	156,820

Deferred tax asset	40,069	34,275

Total assets	$773,155	$509,907

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$59,841	$33,470
Accrued expenses	10,338	6,565
Deferred income taxes	130,742	-
Deferred revenue	52,860	-
Related party liabilities	56,920	48,698
Other liabilities	43,896	47,972
Total current liabilities	354,597	136,705

Non-current liabilities	-	-

Mezzanine capital	-	163,092

Shareholders’ equity
Common stock	35,367	35,367
Additional paid-in-capital	273,573	288,940
Accumulated other comprehensive income (loss)	(3,936)	(37,189)
Retained earnings (deficit)	113,554	(77,008)
Total shareholders’ equity	418,558	210,110

Total liabilities and shareholders’ equity	$773,155	$509,907

The accompanying notes are an integral part of these financial statements.

SyynX Solutions GmbH
Statements of Operations

	Year Ended December 31,
	2006	2005
Revenues	$1,272,753	$618,253
Cost of revenues	492,382	390,183

Gross Profit	780,371	228,070
Expenses
General and administrative	100,270	71,153
Research and development	160,596	135,356
Sales and marketing	169,639	138,121
Other operating expenses	6,164	5,246
Total operating expenses	436,669	349,876

Other operating income	30,322	9,391

Operating income (loss)	374,024	(112,415)

Interest expense (Note 7)	52,227	11,563

Pre-tax net income (loss)	321,797	(123,978)

Income taxes (benefit)	131,235	(47,556)

Net Income (loss)	$190,562	$(76,422)

The accompanying notes are an integral part of these financial statements.

SyynX Solutions GmbH
Statements of Cash Flows

	Year Ended December 31,
	2006	2005
Cash flows from operating activities
Net income (loss)	$190,562	$(76,422)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	63,802	112,208
Changes in operating assets and liabilities
Accounts receivable	(118,144)	(192,393)
Other current assets and deferred charges	(16,854)	(13,263)
Deferred tax assets	(1,771)	(36,039)
Accrued and other liabilities	25,145	131,477
Income taxes payable and deferred income taxes	124,396	-
Deferred revenue	50,294	-
Net cash provided by (used in) operating activities	317,430	(74,432)

Cash flow from investing activities
Acquisition of property, plant and equipment	(36,429)	(19,121)
Net cash used in investing activities	(36,429)	(19,121)

Cash flows from financing activities
Proceeds from issuance of common stock	-	33,865
Capital distribution	(22,907)	-
Proceeds from long-term debt	-	173,502
Repayment of long-term debt	(173,502)	-
Net cash (used in) provided by financing activities	(196,409)	207,367

Net increase in cash	84,592	113,814
Effect of exchange rate changes on cash	17,075	(10,084)
Cash and cash equivalents at beginning of period	103,730	-
Cash and cash equivalents at end of period	$205,397	$103,730
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$47,425	$7,284
Cash paid during the year for income taxes	$612	$216

The accompanying notes are an integral part of these financial statements.

SyynX Solutions GmbH
Statements of Shareholders’ Equity

					Accumulated
					other
			Additional	Retained	comprehensive
	Common Stock		paid-in	Earnings	income
	Shares	Amount	capital	(deficit)	(loss)	Total
Balance - December 31, 2004	6	$-	$-	$(586)	$-	$(586)
Foreign currency translation	-	-	-	-	(37,189)	(37,189)
Cash contributions	-	33,865	-	-	-	33,865
Contribution of license and fixed assets, net of tax	1	1,502	288,940	-	-	290,442
Net loss	-	-	-	(76,422)	-	(76,422)
Balance - December 31, 2005	7	35,367	288,940	(77,008)	(37,189)	210,110
Foreign currency translation	-	-	-	-	33,253	33,253
Deferred tax adjustment for contributed fixed assets	-	-	7,540	-	-	7,540
Capital distribution	-	-	(22,907)	-	-	(22,907)
Net income	-	-	-	190,562	-	190,562
Balance - December 31, 2006	7	$35,367	$273,573	$113,554	$(3,936)	$418,558

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

SyynX Solutions GmbH is a German-based software company focused on the areas of life and medical sciences, with headquarters in Cologne, Germany. (In these Notes, “we” and “our” refer to SyynX Solutions GmbH.) We develop software that supports knowledge and information management, which structures and analyzes texts in natural language, depicting the texts concisely and analyzing them extensively. We generate our revenues primarily from licensing our software and providing associated maintenance and support. We also provide services via development of the databases and profiles to be used with the licensed software. We license and generate revenues from the software on both a hosted and application service provider basis. Our customer base includes, among others, clinical groups, public authorities in the fields of health, pharmaceutical and life sciences, and private companies.

Basis of Presentation and Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for financial reporting. The financial information contained herein is audited and in the opinion of management, all estimates and adjustments necessary for a fair presentation of such financial information have been included. All such estimates and adjustments are of a normal recurring nature. Our management estimates are based upon information available at the time these estimates are made. These estimates can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. To the extent there are material differences between these estimates and actual results, our financial statements will be affected.

Change in Accounting Estimates

Effective January 1, 2006, we have changed the estimated useful life of the Collexis Fingerprint License. The remaining useful life of 21 months was extended to 48 months to reflect our new estimates about the time over which we will use the license. This change reduced our cost of revenues in the year ended December 31, 2006 by $52,997. The carrying amount of the license was $126,357 and $152,214 for the years ended December 31, 2006 and 2005, respctively.

Fiscal Year End

Our fiscal year end for financial and tax reporting is December 31.

Cash and Cash Equivalents, and Marketable Securities

We invest our excess cash in money market funds. All liquid investments with stated maturities of three months or less from date of purchase are classified as cash equivalents; all liquid investments with stated maturities of greater than three months are classified as marketable securities.

Fair Value of Financial Instruments

We disclose the estimated fair values for all financial instruments for which it is practicable to estimate fair value. Financial instruments including cash and cash equivalents, accounts receivable and accounts payable are deemed to approximate fair value due to their short maturities.

Foreign Currency Translation

Our financial statements were prepared in our functional currency, the Euro, and translated into U.S. dollars for reporting purposes. The assets and liabilities are translated at exchange rates in effect at the balance sheet date, while results of operations are translated at average exchange rates for the respective periods. The cumulative effects of exchange rate changes on net assets are included as a part of accumulated other comprehensive income.

Operating and investing cash flows are translated into US-Dollars using average exchange rates during the respective periods whereas financing cash flows are translated into US-Dollars using the exchange rates in effect at the time of the respective transaction. The effects on cash of fluctuations in exchange rates are shown in a separate line in the statements of cash flows.

The exchange rates of key currencies affecting us are as follows:

	Closing rate at December 31,		Annual average exchange rate
	2006 to 1€	2005 to 1€	2006 to 1€	2005 to 1€
U.S. Dollar	$1.3203	$1.1844	$1.2562	$1.2454

Accounts Receivable and Allowance for Doubtful Accounts

We evaluate the collectibility of accounts receivable based on a combination of factors. In cases where management is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, we record a specific allowance against amounts due, and thereby reduce the net receivable to the amount management believes is probable of collection. For all other customers, we recognize allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and historical experience. We charge off receivables when management becomes aware of circumstances indicating that the receivables are uncollectible. The allowances for the years ended December 31, 2006 and 2005 were $2,377 and $4,869, respectively.

The amount of advances offsets against accounts receivable from the application of the percentage of completion method is $298,487 and $0 as of December 31, 2006 and 2005, respectively.

Amortization of Intangible Assets

Intangible assets are carried at cost less accumulated amortization. We amortize the intangible assets with finite lives using the straight-line method over the estimated economic lives of the assets, ranging from approximately 3 to 4 years. Amortization expense related to the intangibles was $43,313 and $98,193 for the years ended December 31, 2006 and 2005, respectively.

Property and equipment

Computer and office equipment are carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the shorter of the estimated useful lives of the respective assets, ranging from approximately 3 to 7 years. The costs of maintenance and repairs, which are not significant improvements, are expensed when incurred. Depreciation expense was $20,489 and $14,015 for the years ended December 31, 2006 and 2005, respectively.

Impairment or Disposal of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we monitor events or changes in circumstances that may indicate that carrying amounts of our long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of our assets by determining whether the carrying amount of our assets will be recovered through undiscounted, expected future cash flows. If we determine that the carrying values of specific long-lived assets are not recoverable, we will record a charge to operations to reduce the carrying value of those assets to their fair values. We consider various valuation factors, principally discounted cash flows, to assess the fair values of long-lived assets.

Revenue Recognition

We recognize revenue for sales and services based on the following revenue recognition criteria as prescribed by Statement Of Position (“SOP”) 97-2, “Software Revenue Recognition,” SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions,” and Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements”:

1.	Persuasive evidence of an arrangement exists. Our customary practice is to enter into a written contract, executed by both parties.

2.
The fee is fixed or determinable. We negotiate the fee for services at the outset of fee-based arrangements. This fixed amount is payable on a monthly basis throughout the term of the renewable contract.

3.	Collectibility is probable. Based on past payment histories, as well as the reputation of the customer base, collectibility is determined at the outset of the arrangement.

4.	Delivery has occurred. Revenue is recognized as the delivery of services has occurred.

In multiple element arrangements, we defer the vendor-specific objective evidence of fair value ("VSOE") related to the undelivered elements and recognize revenue on the delivered elements using the percentage-of-completion method.When the above four criteria cannot be determined and/or completed, based on rules prescribed by SOP 97-2, all revenue from the arrangement is deferred until the earlier of the point at which (a) such sufficient allocation does exist or (b) all elements of the arrangement have been delivered.

The most commonly deferred elements are initial maintenance and consulting services. Initial maintenance is recognized on a straight-line basis over the initial maintenance term. The VSOE of maintenance is determined by using a consistent percentage of maintenance fee to license fee based on renewal rates. Maintenance fees in subsequent years are recognized on a straight-line basis over the life of the applicable agreement. Maintenance contracts entitle the customer to hot-line support and all unspecified product upgrades released during the term of the maintenance contract. Upgrades include any and all unspecified patches or releases related to a licensed software product. Maintenance does not include implementation services to install these upgrades. The VSOE of services is determined by using an average consulting rate per hour for consulting services sold separately multiplied by the estimate of hours required to complete the consulting engagement.

Delivery of software generally occurs when the product (on CDs) is delivered to a common carrier. Occasionally, delivery occurs through electronic means where the software is made available through our secure FTP (File Transfer Protocol) site. We do not offer any customers or resellers a right of return. For software license, services and maintenance revenue, we assess whether the fee is fixed and determinable, the services have been performed and whether or not collection is probable. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, the fee is not considered fixed and determinable. In these cases, we recognize revenue as the fees become due.

We assess assuredness of collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. If it is determined that collection of a fee is not probable, the fee is deferred and revenue is recognized at the time collection becomes probable, which is generally upon receipt of cash.

The majority of our training and consulting services are billed based on hourly rates. We generally recognize revenue as these services are performed. However, when an arrangement is based on a fixed fee or requires significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests, we recognize the related revenue using the percentage of completion method of accounting. This would apply to our custom programming services, which are generally contracted on a fixed fee basis. Custom programming services involve significant production, modification or customization of software. Progress is measured on direct labor costs incurred to date as a percentage of total estimated project costs required to complete the project. Anticipated losses, if any, are charged to operations in the period such losses are determined to be probable. If we do not have a sufficient basis to measure the progress of completion or to estimate the total contract revenues and costs, revenue is recognized when the project is complete and, if applicable, final acceptance is received from customer. However, for circumstances in which there is an assurance that no loss will be incurred on a contract the percentage-of-completion method based on a zero profit margin, rather than the completed-contract method, is used until more precise estimates can be made.

Research and Development

We charge the costs of research and development to expense as these costs are incurred. We do not capitalize software development costs until technological feasibility is reached, which occurs upon the completion of a working model. Because the time between establishment of a working model and general availability is short, no costs have been capitalized. Research and development costs were $160,596 and $135,356 for the years ended December 31, 2006 and 2005, respectively.

Advertising Costs

We expense all advertising costs as incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No valuation allowance has been recorded at December 31, 2006 or 2005. A further description of income tax effects is provided in Note 12 below.

Comprehensive Income (Loss)

We report comprehensive income (loss) in accordance with the provisions of SFAS No. 130, “Reporting Comprehensive Income,” which establishes standards for reporting comprehensive income and its components in the financial statements. The components of other comprehensive income (loss) consist of cumulative translation adjustments. Total comprehensive income (loss) and the components of accumulated other comprehensive income (loss) are presented in the accompanying consolidated statements of shareholders’ equity. Tax effects of other comprehensive income (loss) are not material for any period presented. Accumulated other comprehensive (loss) was ($3,936) and ($37,189) for the years ended December 31, 2006 and 2005, respectively.

Concentration of Credit Risk

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk,” requires disclosure of any significant off-balance sheet and credit risk concentrations. We have no off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other hedging arrangements. We maintain cash balances with one financial institution that is adequately capitalized.

Major Customers

For the year ended December 31, 2006, three customers represented 67% of total gross revenues, and for the year ended December 31, 2005, five customers represented approximately 84% of total revenues.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard replaces SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. This Standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. In March 2005, the United States Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin 107 (“SAB 107”), which summarizes the views of the SEC staff regarding the interaction between SFAS 123(R) and certain SEC rules and regulations and provides the staff’s views regarding the valuation of share-based payment arrangements for public companies. In April 2005, the SEC issued Release 33-8568 delaying the effective date of SFAS 123(R). We do not anticipate that we will grant employee stock options and/or non-vested stock units in the future. We do not expect the adoption of the guidance to have a significant impact on the determination or reporting of our financial results.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Instruments, which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect the adoption of this standard to have a material effect on our financial position or results of operations.

In June 2006, the FASB released Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109.” FIN No. 48 clarifies the accounting and reporting for uncertainties in income taxes. FIN No. 48 also prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken, or expected to be taken, in income tax returns. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN No. 48 to have a material effect on our consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which clarifies the definition of fair value and establishes a framework for measuring fair value in generally accepted accounting principles. SFAS No. 157 also expands certain disclosures about fair value investments. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 157 to have a material effect on our consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and  Financial Liabilities (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS 159 to have a material impact on our consolidated financial position, results of operations or cash flows.

NOTE 2	OTHER CURRENT ASSETS

Other current assets consisted of the following:

	As of December 31,
	2006	2005
Prepaid insurance	1,655	1,750
Prepaid car payment	-	3,290
Prepaid other	2,135	933
Prepaid sales tax	12,173	4,358
Prepaid rent	1,056	2,132
State aid - unemployment	7,922	-
Miscellaneous receivables	6,832	150
	$31,773	$12,613

NOTE 3	PROPERTY AND EQUIPMENT

Computer and office equipment, net consisted of the following:

	As of December 31,
Equipment, at cost	2006	2005
Computer equipment	62,852	29,291
Office equipment	2,512	-
	65,364	29,291
Less: Accumulated Depreciation	26,874	9,793
Net Equipment	$38,490	$19,498

NOTE 4	TRANSACTION UNDER COMMON CONTROL AND CONTRIBUTION OF INTANGIBLE ASSETS

Over the business years 2005 and 2006, SyynX WebSolutions GmbH, our majority shareholder, successively transferred its business to us.

In 2005, SyynX WebSolutions GmbH contributed in exchange for one share of common stock a software license to us, which was originally purchased from Collexis Holdings, Inc. under the terms of a software license and development agreement in 2003. In 2006, SyynX WebSolutions GmbH sold fixed assets already in use by SyynX Solutions GmbH in exchange for cash of $22,907.

These transactions are to be classified according to SFAS 141 as a transaction under common control and therefore the assets transferred were initially recognized at their carrying amounts (license of $157,723 and fixed assets of $4,010) at the date of transfer. The transferred assets were recorded as a capital contribution net of tax, the non-stock consideration for the fixed assets as a capital distribution. Results of operations, the financial position and other financial information for the period in which the transfers occurred are reported as though the transfer of assets had occurred at the beginning of the period. In order to furnish comparative information, financial statements and financial information presented for prior years have been restated.

As of December 31, 2006 and 2005, intangible assets and accumulated amortization consisted of the following:

Intangible Assets	As of December 31,
	2006	2005
Collexis Fingerprint License	272,311	244,283
License - Scientific Institute	6,602	5,922
	278,913	250,205
Less: Accumulated Amortization	149,622	93,385
Net Intangible Assets	$129,291	$156,820

NOTE 5	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	As of December 31,
	2006	2005
Accounts payable	59,841	33,470
Accrued professional fees	4,757	2,369
Accrued vacation	5,581	2,556
Miscellaneous accrual	-	1,640
	$70,179	$40,035

NOTE 6	OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following:

	As of December 31,
	2006	2005
Sales tax payable	9,174	18,709
Labour tax payable	6,567	3,380
Social security insurance payable	2,365	6,945
Wages payable	-	-
Mezzanine individual payable (excludes the loan amount)	7,732	-
Shareholder payables	18,058	17,450
Miscellaneous payable	-	1,488
	$43,896	$47,972

NOTE 7	MEZZANINE CAPITAL

In December 2005, five individuals, including one shareholder, loaned us $163,092 for further development of our products. The contractual maturity was December 31, 2010. The structure of the loan called for the individuals to be repaid the original amount loaned and 8% fixed interest plus a potential of 6% of our net income from continuing operations (German-GAAP). If we were to incur a loss from continuing operations or were to cease operations, the individuals would not receive any income distribution but would still be due the interest payment and return of principal. We repaid the loan in full, with interest and income distribution ($18,310), as well as early extinguishment cost ($33,917), in 2006. The reduction in income tax attributable to this increase in cost is $13,533.

NOTE 8	LEASE OBLIGATIONS

We lease office space from three shareholders (two indirect and one direct). The offices are located in Cologne, Frankfurt and Schiffweiler, Germany and used by the shareholders for conducting our business. The monthly rent is approximately $1,122. Rent expense charged to operations in the accompanying statements of operations for office space under the shareholder operating leases was $13,467 and $12,081, for the years ended December 31, 2006 and 2005, respectively. The lease agreements commenced on January 1, 2005 and run for an indefinite term. The lease agreements may be terminated by giving one month’s notice. We do not intend to exercise the right of termination in the near future. The anticipated annual future liability under these agreements as of December 31, 2006 and 2005 is approximately $17,586 and $12,081, respectively.

We lease office space in Cologne, Germany for administrative purposes. The monthly rent is approximately $882. The rent expense includes incidental leasing costs for overhead, heating and electricity. The lease agreement commences on January 1, 2007 and runs for an indefinite term. The lease agreement may be terminated by giving six months’ notice. We do not intend to exercise the right of termination in the near future. The anticipated annual future liability under this agreement as of December 31, 2006 is approximately $10,584.

NOTE 9	LITIGATION

We are not involved in any legal proceedings, claims and litigation, including German tax authority matters arising from the normal course of business. Based on management and legal opinion, there is no such threat of any claim or litigation anticipated in the near future. We periodically assess our exposure related to these matters based on available information.

NOTE 10	RELATED PARTY TRANSACTIONS

We had an outstanding loan payable to SyynX WebSolutions, the majority shareholder, as of December 31, 2006 and 2005 in the amounts of $56,920 and $48,698, respectively.

Three shareholders (two indirect and one direct) invoiced management fees for the years ended December 31, 2006 and 2005 in the aggregate amounts of $275,380 and $252,045, respectively. Expenses incurred for travel, rent, telephone and other miscellaneous expenses were $34,660 and $36,807 for the years ended December 31, 2006 and 2005, respectively. These amounts were payable under management agreements entered into with us. The outstanding liability balances for the years ended December 31, 2006 and 2005 are $18,058 and $17,450, respectively.

Three shareholders (two indirect and one direct) have executed operating lease agreements with us for the use of office facilities. The monthly rent is approximately $1,122. The amount of rent expense incurred for the years ended December 31, 2006 and 2005 was $13,467 and $12,081, respectively.

As of December 31, 2006 and 2005, we included $4,456 of accounts receivable related to SyynX WebSolutions.

A shareholder loaned us approximately $60,404 in the year ended December 31, 2005 for further development of our products, as indicated in Note 7 above. The balance of the loan as of December 31, 2005 was $60,404. We repaid this loan in full in 2006. Related interest and percentage of profit owed to the shareholder as of December 31, 2006 was $2,864, which we paid in full in 2007.

We pay a professional fee to an accounting firm of which a relative of a shareholder is a partner. The accounting services provided are for maintaining our accounting records. The expenses incurred for the years ended December 31, 2006 and 2005 were $5,346 and $3,742, respectively. As of December 31, 2006 and 2005, we had accrued $4,757 and $2,369, respectively, in expenses payable to the accounting firm.

NOTE 11	SUBSEQUENT EVENTS

Option to purchase SyynX. On October 9, 2006, our shareholders granted to Collexis Holdings, Inc. (“Collexis”), in exchange for €500,000 (approximately US$700,000), the right to demand, for a two-year period ending October 2008, that these shareholders sell their shares in us to Collexis for a purchase price of €5,000,000 (approximately US$7.0 million). The amounts paid could be used as a reduction of the purchase price if and when Collexis exercised the option. Additionally, if the merger were to be consummated, Collexis would grant 2.1 million options to purchase shares of Collexis stock to certain of our shareholders and employees at an exercise price of $0.75 per share.

On October 19, 2007, Collexis exercised the option described above and entered into a Share Purchase Agreement with our shareholders and managing directors. Under the Share Purchase Agreement, Collexis agreed to purchase all of our capital stock for an aggregate cash consideration of €5,923,267, or approximately US$8,488,343 at then current exchange rates. Additionally, Collexis granted certain shareholders and employees approximately 3 million options to purchase shares of Collexis stock at an exercise price of $0.75.

Collexis purchased all of our capital stock from shareholders SyynX WebSolutions GmbH and two individuals. SyynX WebSolutions GmbH owns 400,000 shares of the common stock of Collexis. Under the terms of the Share Purchase Agreement, Collexis agreed to pay the sellers in four annual installments commencing on October 19, 2007. Collexis is required to pay interest at the rate of 1% per annum on the deferred portion of the purchase price beginning January 14, 2008.

NOTE 12	INCOME TAXES

We have recorded a deferred tax liability based on the usage of the percentage of completion method for software revenue recognition under US GAAP. This methodology requires us to estimate a percentage of completion on each of the major contracts, recognize revenue in proportion to the total revenue attributable to the contract and subtract the costs to date to obtain a net income amount. We apply an estimated tax rate of 39.9% and record an equivalent accrued income tax liability. This calculation is reviewed, updated and approved by management annually. The accrued income tax liability for the years ended December 31, 2006 and 2005 was $130,742 and zero, respectively.

As of December 31, 2006 and 2005, we have recorded deferred tax assets of $40,069 and $34,275, respectively. The major temporary differences that give rise to the deferred tax assets are fixed assets and intangible assets.

We have recorded deferred tax assets attributable to non-expiring loss carryforwards for the years ended December 31, 2006 and 2005. These assets may be used against future corporate and trade tax liabilities. Corporate tax loss carryforwards for December 31, 2006 and 2005 were $28,076 and $20,825, respectively. Trade tax loss carryforwards were $0 and $15,137 for the years ended December 31, 2006 and 2005, respectively. The associated deferred tax assets recorded are $6,045 and $7,264 for the years ended December 31, 2006 and 2005, respectively.

Income tax expense for the years ended December 31 is comprised of the following components:

	2006	2005
Current tax	$(1,167)	$(216)
Deferred tax	(130,068)	47,772
Income tax (expense) income	$(131,235)	$47,556

Deferred taxes charged against accumulated other income were $7,822 and ($11,159) for the years ended December 31, 2006 and 2005, respectively.

The effective income tax rate for the years ended December 31, 2006, 2005, was 40.8% and 38.4%, respectively. The following table reconciles the expected income tax expense computed by applying our combined German corporate tax rate of 39.9% (2005: 39.9%) to the actual income tax expense. Our 2006 combined German corporate tax rate includes a corporate income tax rate, after the benefit of deductible trade tax, of 20.41%, (2005: 20.41%), plus a solidarity surcharge of 5.5% thereon, and trade taxes of 18.37% (2005: 18.37%).

	2006	2005
Income before income taxes	$321,797	$(123,979)
Expected income taxes 39.9% in 2006 (39.9% in 2005)	(128,397)	49,467
Tax effect on non-deductible expenses	(4,137)	(208)
Other	1,299	(1,702)
Actual income tax (expense) income	$(131,235)	$47,557

Unaudited Financial Statements of SyynX Solutions GmbH

SyynX Solutions GmbH
Balance Sheet
(Unaudited)

	As of September 30,		As of December 31,
	2007	2006	2006
Assets
Current assets
Cash and cash equivalents	$226,571	$338,513	$205,396
Accounts receivable, net of allowance for doubtful
accounts of $2,569, $2,284 and $2,377, respectively	440,182	256,995	328,136
Other current asset	59,171	39,357	31,773
Total current assets	725,924	634,865	565,305

Property, plant and equipment, net of accumulated
depreciation of $45,225, $22,905 and $26,874, respectively	54,731	16,613	38,490

Intangible assets, net of accumulated amortization of
$198,640, $132,846 and $149,622, respectively	104,260	135,188	129,291

Deferred tax asset	25,012	33,739	40,069

Total assets	909,927	$820,405	$773,155

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$43,799	$35,774	$59,841
Accrued expenses	34,750	13,770	10,338
Income taxes payable	153,878	4,396	130,742
Deferred income taxes	48,563	83,349	52,860
Related party liabilities	-	54,048	56,920
Other liabilities	27,688	93,603	43,896
Total current liabilities	308,678	284,940	354,597

Non-current liabilities	-	-	-

Mezzanine capital	-	174,714	-

Shareholders’ equity
Common stock	35,367	35,367	35,367
Additional paid-in-capital	273,573	288,940	273,573
Accumulated other comprehensive income	38,571	(19,670)	(3,936)
Retained earnings	253,738	56,114	113,554
Total shareholders’ equity	601,249	360,751	418,558

Total liabilities and shareholders’ equity	$909,927	$820,405	$773,155

The accompanying notes are an integral part of these financial statements.

SyynX Solutions GmbH
Statements of Operations (Unaudited)

	Nine Months Ended September 30,
	2007	2006
Revenues	$1,152,811	$887,711
Cost of revenues	433,900	349,276

Gross Profit	718,911	538,435
Expenses
General and administrative	91,320	67,637
Research and development	191,306	106,590
Sales and marketing	223,981	107,443
Other operating expenses	8,256	6,083
Total operating expenses	514,863	287,753

Other operating income	10,431	22,458

Operating income	214,479	273,140

Interest expense (Note 7)	678	50,999

Pre-tax net income	213,801	222,141

Income taxes	73,617	89,019

Net Income	$140,184	$133,122

The accompanying notes are an integral part of these financial statements.

SyynX Solutions GmbH
Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2007	2006
Cash flows from operating activities
Net income	$140,184	$133,122
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	53,542	47,549
Changes in operating assets and liabilities
Accounts receivable	(80,527)	(59,841)
Other current assets and deferred charges	(23,387)	(25,362)
Deferred tax asset	17,240	2,922
Accrued and other liabilities	(14,274)	49,796
Income taxes payable and deferred income taxes	57,574	86,098
Deferred revenue	(53,830)	-
Net cash provided by operating activities	96,522	234,284

Cash flow from investing activities
Acquisition of property, plant and equipment	(32,464)	(11,162)
Net cash used in investing activities	(32,464)	(11,162)

Cash flow from financing activities
Repayment of related party debt	(60,015)	-
Net cash used in financing activities	(60,015)	-

Net increase (decrease) in cash	4,043	223,122
Effect of exchange rate changes on cash	17,132	11,661
Cash and cash equivalents at beginning of period	205,396	103,730
Cash and cash equivalents at end of period	$226,571	$338,513
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	-	$6,725
Cash paid during the year for income taxes	$287	-

The accompanying notes are an integral part of these financial statements.

SyynX Solutions GmbH
Statements of Shareholders’ Equity (Unaudited)

					Accumulated
					other
			Additional	Retained	comprehensive
	Common Stock		paid-in	Earnings	income
	Shares	Amount	capital	(deficit)	(loss)	Total
Balance - December 31, 2005	7	$35,367	$288,940	$(77,008)	$(37,189)	$210,110
Foreign currency translation	-	-	-	-	17,519	17,519
Net income for the nine months ended September 30, 2006	-	-	-	133,122	-	133,122
Balance - September 30, 2006	7	35,367	288,940	56,114	(19,670)	360,751
Foreign currency translation	-	-	-	-	15,734	15,734
Deferred tax adjustment for contributed fixed assets	-	-	7,540	-	-	7,540
Capital distribution	-	-	(22,907)	-	-	(22,907)
Net income for the three months ended December 31, 2006	-	-	-	57,440	-	57,440
Balance - December 31, 2006	7	35,367	273,573	113,554	(3,936)	418,558
Foreign currency translation	-	-	-	-	42,507	42,507
Net income for the nine months ended September 30, 2007	-	-	-	140,184	-	140,184
Balance - September 30, 2007	7	$35,367	$273,573	$253,738	$38,571	$601,249

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

SyynX Solutions GmbH is a German-based software company focused on the areas of life and medical sciences, with headquarters in Cologne, Germany. (In these Notes, “we” and “our” refer to SyynX Solutions GmbH.) We develop software that supports knowledge and information management, which structures and analyzes texts in natural language, depicting the texts concisely and analyzing them extensively. We generate our revenues primarily from licensing our software and providing associated maintenance and support. We also provide services via development of the databases and profiles to be used with the licensed software. We license and generate revenues from the software on both a hosted and application service provider basis. Our customer base includes, among others, clinical groups, public authorities in the fields of health, pharmaceutical and life sciences, and private companies.

Basis of Presentation and Use of Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States for financial reporting. The financial information contained in this report is unaudited. In the opinion of management, however, we have included all adjustments necessary for a fair presentation of such financial information. All such adjustments are of a normal recurring nature. The results of operations for the nine months ended September 30, 2007 and 2006 are not necessarily indicative of the results expected for the full year.

Change in Accounting Estimates

Effective January 1, 2006, we have changed the estimated useful life of the Collexis Fingerprint License. The remaining useful life of 21 months was extended to 48 months to reflect our new estimates about the time over which we will use the license. This change reduced our cost of revenues in the nine months ended September 30, 2006 by $39,748.

Fiscal Year End

Our fiscal year end for financial and tax reporting is December 31.

Cash and Cash Equivalents, and Marketable Securities

We invest our excess cash in money market funds. All liquid investments with stated maturities of three months or less from date of purchase are classified as cash equivalents; all liquid investments with stated maturities of greater than three months are classified as marketable securities.

Fair Value of Financial Instruments

We disclose the estimated fair values for all financial instruments for which it is practicable to estimate fair value. Financial instruments including cash and cash equivalents, accounts receivable and accounts payable are deemed to approximate fair value due to their short maturities.

Foreign Currency Translation

Our financial statements were prepared in our functional currency, the Euro, and translated into U.S. dollars for reporting purposes. The assets and liabilities are translated at exchange rates in effect at the balance sheet date, while results of operations are translated at average exchange rates for the respective periods. The cumulative effects of exchange rate changes on net assets are included as a part of accumulated other comprehensive income.

Operating and investing cash flows are translated into US-Dollars using average exchange rates during the respective periods whereas financing cash flows are translated into US-Dollars using the exchange rates in effect at the time of the respective transaction. The effects on cash of fluctuations in exchange rates are shown in a separate line in the statements of cash flows.

The exchange rates of key currencies affecting us are as follows:

	Closing rate at September 30,		Annual average exchange rate
	2007 to 1€	2006 to 1€	2007 to 1€	2006 to 1€
U.S. Dollar	$1.4272	$1.2688	$1.3445	$1.2450

Accounts Receivable andAllowance for Doubtful Accounts

We evaluate the collectibility of accounts receivable based on a combination of factors. In cases where management is aware of circumstances that may impair a specific customer’s ability to meet its financial obligations, we record a specific allowance against amounts due, and thereby reduce the net receivable to the amount management believes is probable of collection. For all other customers, we recognize allowances for doubtful accounts based on the length of time the receivables are outstanding, the current business environment and historical experience. We charge off receivables when management becomes aware of circumstances indicating that the receivables are uncollectible. The allowances for the nine months ended September 30, 2007 and 2006 were $2,569 and $2,284, respectively.

The amount of advances offset against accounts receivable from the application of the percentage of completion method is $0 and  $142,944 as of September 30, 2007 and 2006, respectively.

Amortization of Intangible Assets

Intangible assets are carried at cost less accumulated amortization. We amortize the intangible assets with finite lives using the straight-line method over the estimated economic lives of the assets, ranging from approximately 3 to 4 years. Amortization expense related to the intangibles was $34,788 and $32,191 for the nine months ending September 30, 2007 and 2006, respectively.

Property and equipment

Computer and office equipment are carried at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the shorter of the estimated useful lives of the respective assets, ranging from approximately 3 to 7 years. The costs of maintenance and repairs, which are not significant improvements, are expensed when incurred. Depreciation expense was $18,754 and $15,358 for the nine months ending September 30, 2007 and 2006, respectively.

Impairment or Disposal of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we monitor events or changes in circumstances that may indicate that carrying amounts of our long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of our assets by determining whether the carrying amount of our assets will be recovered through undiscounted, expected future cash flows. If we determine that the carrying values of specific long-lived assets are not recoverable, we will record a charge to operations to reduce the carrying value of those assets to their fair values. We consider various valuation factors, principally discounted cash flows, to assess the fair values of long-lived assets.

Revenue Recognition

We recognize revenue for sales and services based on the following revenue recognition criteria as prescribed by Statement Of Position (“SOP”) 97-2, “Software Revenue Recognition,” SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions,” and Staff Accounting Bulletin (“SAB”) No. 104, “Revenue Recognition in Financial Statements”:

1.	Persuasive evidence of an arrangement exists. Our customary practice is to enter into a written contract, executed by both parties.

2.
The fee is fixed or determinable. We negotiate the fee for services at the outset of fee-based arrangements. This fixed amount is payable on a monthly basis throughout the term of the renewable contract.

3.	Collectibility is probable. Based on past payment histories, as well as the reputation of the customer base, collectibility is determined at the outset of the arrangement.

4.	Delivery has occurred. Revenue is recognized as the delivery of services has occurred.

In multiple element arrangements, we defer the vendor-specific objective evidence of fair value ("VSOE") related to the undelivered elements and recognize revenue on the delivered elements using the percentage-of-completion method. When the above four criteria cannot be determined and/or completed, based on rules prescribed by SOP 97-2, all revenue from the arrangement is deferred until the earlier of the point at which (a) such sufficient allocation does exist or (b) all elements of the arrangement have been delivered.

The most commonly deferred elements are initial maintenance and consulting services. Initial maintenance is recognized on a straight-line basis over the initial maintenance term. The VSOE of maintenance is determined by using a consistent percentage of maintenance fee to license fee based on renewal rates. Maintenance fees in subsequent years are recognized on a straight-line basis over the life of the applicable agreement. Maintenance contracts entitle the customer to hot-line support and all unspecified product upgrades released during the term of the maintenance contract. Upgrades include any and all unspecified patches or releases related to a licensed software product. Maintenance does not include implementation services to install these upgrades. The VSOE of services is determined by using an average consulting rate per hour for consulting services sold separately multiplied by the estimate of hours required to complete the consulting engagement.

Delivery of software generally occurs when the product (on CDs) is delivered to a common carrier. Occasionally, delivery occurs through electronic means where the software is made available through our secure FTP (File Transfer Protocol) site. We do not offer any customers or resellers a right of return. For software license, services and maintenance revenue, we assess whether the fee is fixed and determinable, the services have been performed and whether or not collection is probable. We assess whether the fee is fixed and determinable based on the payment terms associated with the transaction. If a significant portion of a fee is due after our normal payment terms, which are 30 to 90 days from invoice date, the fee is not considered fixed and determinable. In these cases, we recognize revenue as the fees become due.

We assess assuredness of collection based on a number of factors, including past transaction history with the customer and the credit-worthiness of the customer. If it is determined that collection of a fee is not probable, the fee is deferred and revenue is recognized at the time collection becomes probable, which is generally upon receipt of cash.

The majority of our training and consulting services are billed based on hourly rates. We generally recognize revenue as these services are performed. However, when an arrangement is based on a fixed fee or requires significant work either to alter the underlying software or to build additional complex interfaces so that the software performs as the customer requests, we recognize the related revenue using the percentage of completion method of accounting. This would apply to our custom programming services, which are generally contracted on a fixed fee basis. Custom programming services involve significant production, modification or customization of software. Progress is measured on direct labor costs incurred to date as a percentage of total estimated project costs required to complete the project. Anticipated losses, if any, are charged to operations in the period such losses are determined to be probable. If we do not have a sufficient basis to measure the progress of completion or to estimate the total contract revenues and costs, revenue is recognized when the project is complete and, if applicable, final acceptance is received from customer. However, for circumstances in which there is an assurance that no loss will be incurred on a contract the percentage-of-completion method based on a zero profit margin, rather than the completed-contract method, is used until more precise estimates can be made.

Research and Development

We charge the costs of research and development to expense as these costs are incurred. We do not capitalize software development costs until technological feasibility is reached, which occurs upon the completion of a working model. Because the time between establishment of a working model and general availability is short, no costs have been capitalized. Research and development costs were $191,306 and $106,590 for the nine months ended September 30, 2007 and 2006, respectively.

Advertising Costs

The company expenses all advertising costs as incurred.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of  management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No valuation allowance has been recorded at December 31, 2006 or 2005. As of September 30, 2007 and 2006, we have recorded deferred tax assets of $25,012 and $33,739, respectively. A further description of income tax effects is provided in Note 12 below.

Comprehensive Income (Loss)

We report comprehensive income (loss) in accordance with the provisions of SFAS No. 130, “Reporting Comprehensive Income,” which establishes standards for reporting comprehensive income and its components in the financial statements. The components of other comprehensive income (loss) consist of cumulative translation adjustments. Total comprehensive income (loss) and the components of accumulated other comprehensive income (loss) are presented in the accompanying consolidated statements of shareholders’ equity. Tax effects of other comprehensive income (loss) are not material for any period presented. Accumulated other comprehensive income (loss) was $38,571 and ($19,670) for the nine months ended September 31, 2007 and 2006, respectively.

Concentration of Credit Risk

SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk,” requires disclosure of any significant off-balance sheet and credit risk concentrations. We have no off-balance sheet concentration of credit risk such as foreign exchange contracts, option contracts or other hedging arrangements. We maintain our cash balances with one financial institution that is adequately capitalized.

Major Customers

For the nine months ended September 30, 2007, two customers represented 87% of total gross revenues, and for the nine months ended September 30, 2006, three customers represent approximately 63% of total revenues.

Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (“FASB”) released Interpretation (“FIN”) No. 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109.” FIN No. 48 clarifies the accounting and reporting for uncertainties in income taxes. FIN No. 48 also prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken, or expected to be taken, in income tax returns. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. We do not expect the adoption of FIN No. 48 to have a material effect on our consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”), which clarifies that fair value is the amount that would be exchanged to sell an asset or transfer a liability in an orderly transaction between market participants. Further, the standard establishes a framework for measuring fair value in generally accepted accounting principles and expands certain disclosures about fair value investments. SFAS 157 is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS 157 to have a material effect on our consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS 159 to have a material effect on our consolidated financial position, results of operations or cash flows.

NOTE 2	OTHER CURRENT ASSETS

Other assets consisted of the following:

	As of September 30,
	2007	2006
Prepaid insurance	447	469
Prepaid car payment	-	385
Prepaid other	1,106	3,004
Prepaid sales tax	32,941	14,608
Prepaid rent	1,142	1,015
State aid - unemployment	12,845	13,322
Miscellaneous receivables	10,690	6,554
	$59,171	$39,357

NOTE 3	PROPERTY AND EQUIPMENT

Computer and office equipment, net consisted of the following:

	As of September 30,
Equipment, at cost	2007	2006
Computer equipment	97,242	37,824
Office equipment	2,715	1,694
	99,957	39,518
Less: Accumulated Depreciation	45,226	22,905
Net Equipment	$54,731	$16,613

NOTE 4	TRANSACTION UNDER COMMON CONTROL AND CONTRIBUTION OF INTANGIBLE ASSETS

Over the business years 2005 and 2006, SyynX WebSolutions GmbH, our majority shareholder, successively transferred its business to us.

In 2005, SyynX WebSolutions GmbH contributed in exchange for one share of common stock a software license to us, which was originally purchased from Collexis Holdings, Inc. under the terms of a software license and development agreement in 2003. In 2006, SyynX WebSolutions GmbH sold fixed assets already in use by SyynX Solutions GmbH in exchange for cash of $22,907.

These transactions are to be classified according to SFAS 141 as a transaction under common control and therefore the assets transferred were initially recognized at their carrying amounts (license of $157,723 and fixed assets of $4,010) at the date of transfer. The transferred assets were recorded as a capital contribution net of tax, the non-stock consideration for the fixed assets as a capital distribution. Results of operations, the financial position and other financial information for the period in which the transfers occurred are reported as though the transfer of assets had occurred at the beginning of the period. In order to furnish comparative information, financial statements and financial information presented for prior years have been restated.

As of September 30, 2007 and 2006, intangible assets and accumulated amortization consisted of the following:

Intangible Assets	As of September 30,
	2007	2006
Collexis Fingerprint License	294,359	261,690
License - Scientific Institute	8,564	6,344
	302,923	268,034
Less: Accumulated Amortization	198,663	132,846
Net Intangible Assets	$104,260	$135,188

NOTE 5	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	As of September 30,
	2007	2006
Accounts payable	43,799	35,774
Accrued professional fees	13,436	4,916
Accrued vacation	21,314	5,042
Miscellaneous accrued expense	-	3,812
	$78,549	$49,544

NOTE 6	OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following:

	As of September 30,
	2007	2006
Sales tax payable	-	11,650
Labour tax payable	10,969	6,099
Social security insurance payable	-	1,300
Wages payable	300	16,256
Mezzanine individual payable (excludes the loan amount)	-	42,914
Shareholder payables	16,419	15,384
Miscellaneous payable	-	-
	$27,688	$93,603

NOTE 7	MEZZANINE CAPITAL

In December 2005, five individuals, including one shareholder, loaned us $163,092 for further development of our products. The contractual maturity was December 31, 2010. The structure of the loan called for the individuals to be repaid the original amount loaned and 8% fixed interest plus a potential of 6% of our net income from continuing operations (German-GAAP). If we were to incur a loss from continuing operations or were to cease operations, the individuals would not receive any income distribution but would still be due the interest payment and return of principal. We repaid the loan in full, with interest and income distribution ($18,310), as well as early extinguishment cost ($33,917), in 2006. The reduction in income tax attributable to this increase in cost is $13,533.

NOTE 8	LEASE OBLIGATIONS

We lease office space from three of our shareholders (two indirect and one direct). The offices are located in Cologne, Frankfurt and Schiffweiler, Germany and used by the shareholders for administrative purposes. The monthly rent is approximately $1,584. Rent expense charged to operations in the accompanying statements of operations for office space under the shareholder operating leases was $22,838 and $9,706, for the nine months ended September 30, 2007 and 2006, respectively. The lease agreements commenced on January 1, 2005 and run for an indefinite term. The lease agreements may be terminated by giving one month’s notice. We do not intend to exercise the right of termination in the near future. The anticipated annual future liability under these agreements as of September 30, 2006 and 2005 is approximately $17,586 and $12,081, respectively.

We lease office space in Cologne, Germany for administrative purposes. The monthly rent is approximately $953. The rent expense includes incidental leasing costs for overhead, heating and electricity. The lease agreement commences on January 1, 2007 and runs for an indefinite term. The lease agreement may be terminated by giving six months’ notice. We do not intend to exercise the right of termination in the near future. The anticipated annual future liability under this agreement as of September 30, 2007 and 2006 is approximately $11,440 and $10,171, respectively.

NOTE 9	LITIGATION

We are not involved in any legal proceedings, claims and litigation, including German tax authority matters arising from the normal course of business. Based on management and legal opinion, there is no such threat of any claim or litigation anticipated in the near future. We periodically assess our exposure related to these matters based on available information.

NOTE 10	RELATED PARTY TRANSACTIONS

We had an outstanding loan payable to SyynX WebSolutions, our majority shareholder, as of September 30, 2006 for $54,048. We repaid the loan in full by the end of 2006.

Three of our shareholders (two indirect and one direct) invoiced management fees for the nine months ended September 30, 2007 and 2006 in the aggregate amounts of $310,379 and $218,395, respectively. Expenses incurred for travel, home office rent, telephone and other miscellaneous expenses were $75,291 and 26,708 for the nine months ended September 30, 2007 and 2006, respectively. These amounts were payable under management agreements entered into with us. The outstanding liability balances as of September 30, 2007 and 2006 are $16,419 and $15,384, respectively. Upon their appointment as our managing directors on October 19, 2007, each management agreement was cancelled, and no additional amounts were charged.

Three of our shareholders (two indirect and one direct) executed operating lease agreements with us for the use of office facilities. The monthly rent is approximately $1,584. The amount of rent expense incurred for the nine months ended September 30, 2007 and 2006 was $22,838 and $9,706, respectively.

As of September 30, 2007 and 2006, we included $4,894 and 4,271 of accounts receivable related to SyynX WebSolutions.

One of our shareholders loaned us $60,404 in 2005 for further development of our products, as indicated in Note 11 below. The balance of the loan as of September 30, 2006 was $64,709. We repaid the loan in full in 2006. Related interest and percentage of profit owed to the shareholder as of September 30, 2006 was $16,148, which we paid in full in 2007.

We pay a professional fee to an accounting firm of which a relative of a shareholder is a partner. The accounting services provided are for maintaining our accounting records. The expenses incurred for the nine months ended September 30, 2007 and 2006 were $11,066 and $4,683, respectively. As of September 30, 2007 and 2006, we had accrued $13,436 and $4,916, respectively, in expenses payable to the accounting firm.

NOTE 11	SUBSEQUENT EVENTS

Option to purchase SyynX. On October 9, 2006, our shareholders granted to Collexis Holdings, Inc. (“Collexis”), in exchange for €500,000 (approximately US$700,000), the right to demand, for a two-year period ending October 2008, that these shareholders sell their shares in us to Collexis for a purchase price of €5,000,000 (approximately US$7.0 million). The amounts paid could be used as a reduction of the purchase price if and when Collexis exercised the option. Additionally, if the merger were to be consummated, Collexis would grant 2.1 million options to purchase shares of Collexis stock to certain of our shareholders and employees at an exercise price of $0.75 per share.

On October 19, 2007, Collexis exercised the option described above and entered into a Share Purchase Agreement with our shareholders and managing directors. Under the Share Purchase Agreement, Collexis agreed to purchase all of our capital stock for an aggregate cash consideration of €5,923,267, or approximately US$8,488,343 at then current exchange rates. Additionally, Collexis granted certain shareholders and employees approximately 3 million options to purchase shares of Collexis stock at an exercise price of $0.75.

Collexis purchased all of our capital stock from shareholders SyynX WebSolutions GmbH and two individuals. SyynX WebSolutions GmbH owns 400,000 shares of the common stock of Collexis. Under the terms of the Share Purchase Agreement, Collexis agreed to pay the sellers in four annual installments commencing on October 19, 2007. Collexis is required to pay interest at the rate of 1% per annum on the deferred portion of the purchase price beginning January 14, 2008.

NOTE 12	INCOME TAXES

We have recorded a deferred tax liability based on the usage of the percentage of completion method for software revenue recognition under US GAAP. This methodology requires us to estimate a percentage of completion on each of the major contracts, recognize revenue in proportion to the total revenue attributable to the contract and subtract the costs to date to obtain a net income amount. We apply an estimated tax rate of 31.58% in 2007 and 39.9% in 2006 and record an equivalent accrued income tax liability. This calculation is reviewed, updated and approved by management annually. The accrued income tax liability for the nine months ended September 30, 2007 and 2006 was $48,563 and $83,349, respectively.

As of September 30, 2007 and 2006, we have recorded deferred tax assets of $25,012 and $33,739, respectively. The major temporary differences that give rise to the deferred tax assets are fixed assets and intangible assets.